Exhibit 10.1

MASTER LICENSE AGREEMENT

This MASTER LICENSE AGREEMENT (this “Agreement”), dated as of FEBRUARY 12, 2025, and effective as of SEPTEMBER 18, 2024 (“Effective Date”), is entered into by between COMSTOCK FUELS CORPORATION, with its office located at 4801 Gaillardia Parkway, Oklahoma City, Oklahoma 73142 (“Licensor”), and GRESHAM’S EASTERN (PVT), LTD., having a registered address of F-302 Sindh Industrial Trading Estate (S.I.T.E.), Karachi 75400, Pakistan (“Licensee” and, together with Licensor, sometimes referred to individually herein as a “Party” and, collectively, as the “Parties”).

WHEREAS, Licensor owns and/or licenses certain intellectual properties comprising and relating to the conversion of lignocellulosic biomass into renewable fuels and renewable fuel intermediates (“Licensed IP”), including, without limitation, the patented, patent pending, and proprietary processes described in Schedule A hereto (“Background IP”), which generally involve (i) digestion and fractionation of lignocellulosic biomass, (ii) bioconversion of cellulose into ethanol (“Cellulosic Ethanol”), (iii) esterification of lignin and other derivatives into crude oil (“Bioleum Oil”), (iv) hydrodeoxygenation of Bioleum Oil to form hydrodeoxygenated Bioleum Oil (or “HBO”), (v) refining of Cellulosic Ethanol and/or HBO into gasoline, renewable diesel, sustainable aviation fuel, and/or other ASTM compliant renewable fuels (“Bioleum Fuels” and, together with Cellulosic Ethanol, Bioleum Oil, and HBO, the “Licensed Products”), and (vi) gas-to-liquids emissions capture and conversion into additional Bioleum Fuels, with yields exceeding 140 gallons per dry metric ton of feedstock on a gasoline gallon equivalent basis (“GGE”), depending on feedstock, content, site conditions, and other process parameters (collectively, “Licensed Process”).

WHEREAS, Licensee is a Pakistani-based project development, fabricator of advanced systems, and management company that intends to jointly develop renewable energy projects in Pakistan (collectively, the “Territory”).

WHEREAS, Licensee has identified an initial site and associated stakeholders for construction of a facility based on the Licensed Process in Lahore/other areas of Pakistan (“Lahore Facility”), and Licensee intends to develop additional sites for construction of additional facilities in the Field of Use and the Territory (each, a “Licensed Facility”); and, Licensee has selected the Lahore/other areas Facility for construction of an initial 75,000 MTPY demonstration scale facility for the purpose of providing sufficient operational and other related information to confirm the scaling requirements for construction of the Licensed Facilities at the nameplate capacities stated above (“Demonstration Facility”).

WHEREAS, Licensee has represented that it is negotiating a feedstock supply agreement (“Feedstock Agreement”), offtake agreement (“Offtake Agreement”) site development agreement (“Site Development Agreement”), engineering, procurement, and construction agreement (“EPC Agreement”), and sufficient employment, management, and related agreements for ongoing operations of the Demonstration Facility (“Operating Agreements” and, together with the Feedstock Agreement, Offtake Agreement, Site Development Agreement, and EPC Agreement, the “Development Documents”), for each of the Target Facilities between the owner of each Target Faclity (each, a “Producer”) and various third party entities (each, a “Producer Partner”).

WHEREAS, Licensee desires to obtain a master license to the Licensed IP for the sole purpose of developing, financing, building, and managing (without direct use and sublicense) one or more of the Licensed Facilities to produce Licensed Products with the Licensed Process in the Field of Use and the Territory (“Master License”), on and subject to the terms and conditions hereof.

WHEREAS, Licensee further desires Licensor to provide a site specific license to the Licensed IP to each of Licensee’s now and hereafter existing designated Producers (each, a “Licensed Producer”) for the purpose of using the Licensed Process to produce and sell Licensed Products solely at each corresponding Producer-owned Licensed Facility in the Field of Use in the Territory (“Site License”), on and subject to substantially the same the terms and conditions as those contained in the draft form of Site License Agreement attached in Schedule D hereto (“Site License Agreement”).

WHEREAS, Licensor is willing to grant the Master License and one or more Site Licenses on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing as well as the faithful performance by each Party hereto of the obligations and covenants herein contained on their part to be performed, the Parties hereto agree as follows:

Section 1. Definitions

Capitalized terms as used in this Agreement shall have the meanings set forth below:

Affiliate shall mean any Person directly or indirectly controlling, controlled by or under common control with the specified Party or Person. For purposes of this definition, the term control including the terms controlling, controlled by and under common control with means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

Control, Controls or Controlled means, with respect to any Patents or Know-How, the possession (whether by ownership, license or sublicense, other than by a license, sublicense or other right granted (but not assignment) pursuant to this Agreement) by a Party of the ability to assign or grant to the other Party the licenses, sublicenses or rights to access and use such Patents or Know-How as provided for in this Agreement, without (a) violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party would be required hereunder to grant such license, sublicense, or rights of access and use and (b) paying any consideration to any Third Party. Further notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any Patents or Know-How that are owned or in-licensed by an Acquirer or Person acquired by that Party (“Acquiree”) except (i) with respect to any such Patents or Know-How arising from active participation by employees or consultants of the Acquirer or Acquiree in the performance of this Agreement after such change of Control and (ii) to the extent that any such Patents or Know-How are used in the performance of this Agreement by or on behalf of the Party after such change of Control.

Cover, Covering or Covered with respect to a product or method, means that, but for a license granted to a Person under the Licensor Patent Rights, the manufacture, use, sale, offer for sale or importation of such product or practice of such method, in the relevant field and territory by or on behalf of such Person would infringe a Valid Claim or, in the case of a Patent that is a patent application, would infringe such Valid Claim if such Valid Claim was in an issued Patent.

Field of Use means all applications involving renewable fuels.

Developments means all Intellectual Property made, invented, developed, created, conceived, or reduced to practice after the Effective Date solely by or jointly with Licensor, Licensee, one or more Affiliates, or other third parties.

Intellectual Property means any and all intellectual property and associated rights whether registered or unregistered including, without limitation: patents, patent applications, inventions (whether or not patentable and whether or not reduced to practice), utility models, industrial models, statutory invention registrations, invention disclosures, designs, design models, know- how, copyrights and associated rights, copyrightable works, copyright registrations, applications for copyright registration, mask works, mask work registrations, applications for mask work registration, trade secrets, Confidential Information, moral rights, computer software, data collections and databases, and any other intellectual property or proprietary rights eligible for protection under the laws of any country, state, or jurisdiction including registrations, applications, certificates of invention, divisionals, divisions, continuations, continuations-in-part, patents of addition, provisional applications, reissues, renewals, extensions, certificates of reexamination, foreign counterparts, international counterparts, and extensions of such rights, but exclusive of any trademarks.

Know-How means algorithms, analyses, analytical data, analytical procedures, apparatuses, applications, assays, assembly procedures, assumptions, business strategies and tactics, commercialization strategies and tactics, communications, compositions, computer code, computer models, concepts, conclusions, Confidential Information, controls, data, data collections, databases, derivations, descriptions, designs, devices, discoveries, drawings, embodiments, engineering, estimates, equations, experiences, experiments, experiment designs, failure points, financial models, forecasts, formulae, formulations, heuristics, hypotheses, ideas, identities, images, improvements, industrial models, information, inferences, ingredients, innovations, instructions, interpretations, inventions, invention disclosures, knowledge, manufacturing data and procedures, mask works, materials, mathematics, methods, micrographs, milestones, mixtures, models, moral rights, notes, objectives, observations, operations, patterns, photographs, plans, practices, predictions, presentations, procedures, process sheets, processes, products, programs, protocols, prototypes, rate limiting factors, recipes, records, reports, requirements, research, results, scaling requirements, services, sketches, skills, software, specifications, statistical models, submissions, substances, summaries, supplier and sourcing information, systems, technical information, techniques, technologies, tests, theories, tolerances, trade secrets, transcripts, trials, variables, videos, visualizations, and the like, in all cases, whether or not confidential, proprietary information related to or concerning trademarks, copyrights, and patents, in written, electronic or any other form, and all intellectual property rights pertaining thereto. Know-How may be communicated or subsist in any form or medium (tangible, intangible, oral, written, electronic, observational, or other), and shall include any of the foregoing types of information and data produced at least in part by artificial intelligence, such as large language models, generative adversarial neural networks, machine learning algorithms, deep learning frameworks, and any other forms of computational intelligence. The term Know-How shall also be construed to mean any and all Developments, whether conceived or reduced to practice solely or jointly with one or more Third Parties.

Licensed Facility(ies) shall have the meaning ascribed in the preamble to this Agreement, including any facility for use in the Field of Use and Territory that (a) is Covered by a Valid Claim, or (b) otherwise uses or incorporates the Licensor Know-How.

Licensed Product(s) shall have the meaning ascribed in the preamble to this Agreement, including any product, service, method or process for use in the Field of Use that (a) is Covered by a Valid Claim, or (b) otherwise uses or incorporates the Licensor Know-How.

Licensed IP shall have the meaning ascribed in the preamble to this Agreement and, collectively, the Licensor Patent Rights and the Licensor Know-How, including, without limitation, products, services, systems, methods, materials, compositions, components, apparatuses, and/or processes.

Licensee Affiliate shall mean an Affiliate in which Licensee owns at least 51% of the Affiliate’s voting securities.

Licensor Know-How shall mean all Know-How that (a) is Controlled by Licensor as of the Effective Date or (b) comes into Licensor’s Control during the Term, in each case ((a) and (b)), to the extent such Know-How relates to the Field of Use.

Licensor Patent Rights shall mean all Patents that (a) are Controlled by Licensor as of the Effective Date or (b) come into Licensor’s Control during the Term, in each case ((a) and (b)), to the extent such Patents relate to the Field of Use, including, without limitation, those patents and patent applications set forth in Schedule A hereto and any patents (including but not limited to any continuation, continued prosecution, continuation-in-part, division, reissue, extension, reexamination or substitution) that issue therefrom or otherwise claims priority thereto, and all foreign counterparts that issue therefrom or otherwise claim priority thereto.

Losses means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.

Patents means patents and patent applications, including, without limitation, (i) all national, regional and international patents and patent applications, including provisional patent applications, (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications,

(iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents and design patents and certificates of invention,

(iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii), and (iii)), and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

Person means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

Related Party means, with respect to a Party, any of its Affiliates and permitted (sub)licensees.

Territory means Pakistan.

Third Party means any Person other than the Parties and their respective Affiliates.

Valid Claim means (i) a claim of an issued and unexpired patent included within the Licensor Patent Rights, which has not been dedicated to the public, disclaimed, abandoned or held permanently revoked, unenforceable or invalid by a final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (ii) a pending claim of any pending Patent application is being prosecuted in good faith and that has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided that if a particular claim has not issued within seven (7) years of its priority date, it will not be considered a Valid Claim for purposes of this Agreement unless and until such claim is included in an issued or granted Patent, notwithstanding the foregoing definition.

Section 2. Grant of Master License

2.1    Scope of Grant. Licensor hereby grants, and Licensee hereby accepts, a NON- EXCLUSIVE right and license under the Licensed IP, for the sole purpose of developing, financing, building, and managing (without the right to use, sell, and/or sublicense) one or more of the Licensed Facilities to produce Licensed Products with the Licensed Process in the Field of Use and the Territory, including, without limitation, by causing the execution and timely performance of Site License Agreements by Licensed Producers (the “Master License”). Licensee shall be entitled to register the herein granted Master License in patent registries in the Territory, and Licensor shall assist with such registration to the extent necessary, including but not limited to by executing all documents necessary to this effect.

2.1.1    Limited Exclusive Marketing Rights. In addition to the Master License granted hereunder, Licensee shall have the EXCLUSIVE right to market projects based on the Licensed Process in the Field of Use and the Territory (“Project Marketing Rights”), for an initial term expiring on JANUARY 31, 2026 (“Expansion Term”), on and subject to Licensee’s satisfaction of the Commercialization Milestones; provided, however, that nothing stated herein shall limit the ability of Licensor to respond to and directly enter into new license agreements with prospective Third Party licensees in the Territory.

2.2    Disclosure of Know-How. Following the Effective Date, Licensor will promptly provide to Licensee any and all Licensor Know-How and other now- and hereinafter-existing Licensed IP and other reasonably necessary information, including without limitation all documentation, technical assistance, materials, and cooperation by appropriate employees of Licensor as Licensee may reasonably require, regardless of whether or not any such Licensed IP or information was developed by or jointly with Third Parties, in sufficient detail, whether reasonably requested by Licensee or not, to enable Licensee to perform this Agreement.

2.3    Site License Agreements. Each Site License granted by Licensor to Licensed Producers pursuant to this Agreement will be pursuant and subject to substantially the same the terms and conditions as those contained in the draft form of Site License Agreement attached in Schedule D hereto.

Section 3. Consideration

3.1    Fees. Licensee shall pay or cause the payment by each Licensed Producer of the Producer Equity, Royalty Fees, Technical Support Fees, Engineering Fees, and other amounts due to Licensor under each corresponding Site License Agreement, as such terms are defined therein. Notwithstanding anything to the contrary in this License Agreement, the Royalty Fees due are not consideration for any services that may be provided by Licensor nor are such Royalty Fees refundable in any manner or otherwise subject to reduction or setoff of any kind, including for any breach by Licensor or any other reason.

3.2    Commercialization Milestone.

3.2.1    Master Project Schedule. Licensee shall use its best efforts to cooperate with Licensor in the completion of a master project schedule (“MPS”) within ninety (90) days of the Effective Date hereof, including, without limitation specific, measurable, achievable, relevant, and timely commercialization milestones (“MPS Milestones”) covering minimum sufficient development, financing, engineering, construction, commissioning, start-up, and operational requirements for Licensee’s now and hereafter designated Licensed Facilities. The MPS and MPS Milestones shall be executed by Licensor and Licensee and annexed to Schedule B of this Agreement, which shall be automatically incorporated by reference herein.

3.2.2    Site Development Schedules. Licensee shall use its best efforts to cooperate with Licensor in the completion of a site development schedule (“SDS 001”) within ninety (90) days of the Effective Date hereof, including, without limitation specific, measurable, achievable, relevant, and timely commercialization milestones (“SDS 001 Milestones”) covering minimum sufficient development, financing, engineering, construction, commissioning, start-up, and operational requirements for the Demonstration Facility and Portland Facility. The SDS 001 and SDS 001 Milestones shall be executed by Licensor and Licensee and annexed to Schedule C of this Agreement, which shall be automatically incorporated by reference herein. Thereafter, Licensee shall use its best efforts to cause each Licensed Producer to cooperate with Licensor in the completion of a site development schedule (each, a “SDS”) within ninety (90) days of the Effective Date of the corresponding Site License Agreement, including, without limitation specific, measurable, achievable, relevant, and timely commercialization milestones (each, additional “SDS Milestones”) covering minimum sufficient development, financing, engineering, construction, commissioning, start-up, and operational requirements for each applicable Licensed Facility. In each case, the corresponding SDS 001, SDS, SDS 001 Milestones, and SDS Milestones shall be executed by Licensor and each Licensed Producer and annexed to Schedule B of the applicable Site License Agreement, which shall be automatically incorporated by reference therein.

3.2.3    Scale-Up Trigger. The scope of each Site License Agreement and Licensed Facility will be initially limited to 75,000 MTPY (“Initial Capacity”) until such time as the Demonstration Facility has completed one year of continuous operations (“Scale-Up Trigger”), unless otherwise agreed to in writing by the Licensor. The Scale-Up Trigger is intended to ensure that sufficient operating data is obtained to de-risk the scale-up of the Licensed Process. After realization of the Scale-Up Trigger and Licensor’s review of the corresponding data, Licensor and each applicable Licensed Producer shall, within 30 days of receiving that Licensed Producer’s written request, enter into a written amendment to the applicable Site License Agreement to confirm the scope expansion and increased authorized capacity for the corresponding Licensed Facility (“Authorized Capacity”). Acceleration of the Scale-Up Trigger may be possible since Licensor is simultaneously developing its own facilities with a similar approach to de-risk scale-up of the Licensed Process to at least 250,000 MTPY. Licensee acknowledges that continuous operations at that level may be required prior to scaling-up to greater capacities.

3.2.4    Management Services. Licensee and Licensed Producers shall be responsible for managing the Licensed Facilities and producing the Licensed Products. However, if any Licensed Producer fails to produce Licensed Products according to the specifications, training, support materials, yields, qualities, and other performance standards provided by Licensor, or otherwise ceases operations for thirty (30) or more days due to one or more unscheduled shut-downs, then Licensor shall have the right, but not the obligation, exercisable in its sole and exclusive discretion, to either (i) directly manage or (ii) designate and direct management of the applicable Licensed Facility to ensure continuous operations according to all applicable specifications and standards (“Management Services”). If Licensor exercises its rights under this section, then Licensor shall provide the Management Services in exchange for a monthly payment equal to 110% of the Company’s associated costs on a time and materials basis, and until such time as the Licensed Facility has achieved continuous production of Licensed Products according to the specifications, training, support materials, yields, qualities, and other performance standards provided by Licensor. For avoidance of doubt, the Management Services shall include an assessment of the causes and other circumstances under which the applicable Licensed Producer failed to produce the Licensed Products, and the implementation of reasonably necessary and sufficient planning, training, hiring, and/or other corrective actions to prevent recurrence. Licensee hereby agrees to use its best efforts to facilitate, support, communicate, and cooperate in connection with any exercise of this Section 3.2.4 by Licensor.

3.3    Payment Terms. All payments to be made by Licensee hereunder will be made in United States Dollars by wire transfer to such bank account as Licensor may designate. All amounts payable to Licensor will be paid within forty-five (45) days after the end of each calendar quarter. Each such payment of Royalty Fees due to Licensor will be accompanied by a written report showing in United States Dollars the amount of Royalty Fees due for such calendar quarter. The report will include the number of units of each Licensed Product on which royalties are owed to Licensor hereunder. If no amount is accrued during any calendar quarter, a written statement to that effect will be furnished. All such reports will be treated as Confidential Information of Licensee.

Section 4. Representations and Warranties

4.1    General. Licensor and Licensee hereby each represent and warrant that:

4.1.1.    such Party is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

4.1.2    such Party has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

the Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms;

4.1.3    the execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound;

4.1.4    the Agreement does not violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

4.1.5    such Party is not aware of any action or petition, pending or otherwise, for bankruptcy or insolvency of it or any of its Affiliates or subsidiaries in any state, country or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business; and

4.1.6    such Party is expressly authorized to enter into the Agreement.

4.2    By Licensor. Licensor hereby represents and warrants that:

4.2.1    Licensor is the sole and exclusive owner of the entire right, title, and interest in and to the Licensed IP and has the right to grant the licenses granted herein;

4.2.2    except for the license to Licensee, the Licensed IP is not subject to any encumbrance, lien, license rights (including any covenant not to sue in respect thereto) or claim of ownership by any Third Party that would interfere with the rights granted under this Agreement;

4.2.3    during the Term, Licensor shall not knowingly and intentionally encumber or diminish the rights granted to Licensee under this Agreement with respect to Licensed IP to the extent exclusively licensed to Licensee under this Agreement;

4.2.4    to Licensor’s knowledge, the Licensed Patent Rights are being diligently prosecuted in the respective patent offices in the Territory in accordance with applicable law, and the Licensed Patent Rights have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment prior to the Effective Date of this Agreement;

4.2.5    the conception, development, and reduction to practice of the Licensed IP existing as of the Effective Date has not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party and the Licensed Products and the Licensed IP do not infringe, misappropriate or otherwise violate, the intellectual property rights of any Third Party;

4.2.6    each Person who has or has had any rights in or to any Licensed Patent Rights, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Licensed Patent Rights to Licensor, and Licensor licensed such rights to Licensee, pursuant to this Agreement;

4.2.7    the Licensed IP represents all intellectual property owned or controlled by Licensor and any of its Affiliates that is necessary/useful to exploit the Licensed Products;

4.2.8    the Licensed IP is sufficient to enable the manufacture of Licensed Products by or on behalf of Licensee; and

4.2.9    the Licensed IP, as far as Licensor is aware or should be aware, are not presently subject to any infringement and have not been subject to any infringement by any Third Party.

4.3    Disclaimers. OTHER THAN AS EXPLICITLY STATED IN THIS AGREEMENT, LICENSOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PRODUCTS AND LICENSED INTELLECTUAL PROPERTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 5. Term and Termination

5.1    Term. Unless otherwise terminated pursuant to this Agreement, the duration of the license granted under this Agreement shall commence on the Effective Date and continue for so long as there is (a) one or more unexpired Patents in the Licensor Patent Rights, or (b) Licensor Know- How (such period, the “Term”).

5.2    Termination for Cause. Either Party may terminate this Agreement in the event of a material breach of this Agreement by notice to the other Party setting forth the nature of the breach and a description of the facts underlying the breach sufficient to identify the breach. This Agreement shall terminate SIXTY (60) days from the date of receipt of such notice unless the breach is cured to the reasonable satisfaction of the non-breaching Party. Without limiting the generality of the foregoing, Licensee’s failure to pay any amounts due hereunder, shall constitute a material breach of this Agreement and, provided no cure is made within SIXTY (60) days after receipt of written notice by Licensee from Licensor of such breach, Licensor shall have the right to terminate this Agreement for such breach by providing written notice to Licensee. Licensee shall have no right to cease or suspend the payment of any amounts due hereunder during the pendency of any challenge (by Licensee or any Third Party) to the validity or enforceability of one or more of the Licensor Patent Rights.

5.3    Insolvency. If , any time during the Term, a Party (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (iii) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iv) makes or seeks to make a general assignment for the benefit of creditors; or (v) applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business, the other Party may terminate this Agreement upon written notice to the extent permitted under applicable law.

5.4    Licenses upon Termination for Cause. Upon termination pursuant to Sections 5.2 or 5.3, the licenses granted herein to Licensee shall survive termination, but only with respect of Licensed Facilities in existence at the time of such termination, in each case only for so long as Licensor continues to receive all payments required under Section 3.

5.5    Accrued Obligations. Upon termination of this Agreement for any reason, each of Licensor and Licensee shall remain liable for those obligations that accrued prior to the effective date of the termination. Licensee may, for a period of no longer than three (3) years after the effective date of termination, complete and sell any or all Licensed Facilities and Licensed Products that were in the process of construction or manufacture or in inventory on the effective date of the termination.

5.6    Survival. The rights and obligations of the Parties set forth in this Section 5.6 and Section 1 (Definitions), Section 5.4 (Licenses upon Termination for Cause), Section 7 (Indemnification), and Section 10 (Miscellaneous), and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

5.7    Challenging Licensed Patent Rights. Notwithstanding anything to the contrary hereunder, if Licensee or any of its affiliates, directly or indirectly, alone or in cooperation with any third party or parties, contests or in any way assists or cooperates with contesting one or more of the Licensed Patent Rights, or requests or assists with requesting an opposition or re-examination thereof anywhere in the world, Licensor shall have the right to terminate this License Agreement immediately on written notice to Licensee.

Section 6. Developments; Ownership

6.1    Ownership by Licensor. As between the Parties, Licensor shall own all right, title and interest in and to all Licensed IP and all Developments thereto, regardless of whether such Developments are made by Licensor, Licensee, Licensed Producer, any Affiliate of the foregoing, and/or jointly by one or more of the foregoing. If any such ownership interest shall become vested in Licensee by operation of law or otherwise, then Licensee shall assign, and hereby assigns, all such ownership interest to Licensor without further consideration, consistent with this Section 6.1.

6.2    Assignments. Licensor and Licensee each shall enter into (or shall have entered into) agreements with their respective employees and representatives providing that, to the extent permitted by applicable law, such employees and representatives shall assign (or be obligated to assign) to the Licensor or Licensee hereto which acts as their employer or applicable contracting party, the ownership and control of all inventions conceived or reduced to practice by such employees and representatives in the course of their employment for, or within the scope of the relevant relationship with, each Party hereto.

6.3    Site License Agreements. Licensee shall cause any Site License Agreements executed between Licensor and any Licensed Producer in connection with the Licensor IP to include substantially similar terms as those contained within this Section 6 in respect of the ownership of any improvements thereunder, such that the ownership of any such improvements to the Licensor Patent Rights and/or Licensor Know-How shall pass to and through Licensee to Licensor.

6.4    Developments are Licensed IP. For the avoidance of doubt, any Developments that are owned by Licensor pursuant to Section 6.1, shall be deemed Licensed IP and automatically included in Licensor Patent Rights or Licensor Know-How, as applicable.

Section 7. Confidentiality

7.1    Confidential Information. During the Term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, each Party shall maintain in confidence all information of the other Party that is disclosed by the other Party and identified as, or acknowledged to be, confidential at the time of disclosure (the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates, employees, permitted (sub)licensees, permitted assignees and agents, consultants, or contractors, to the extent such disclosure is reasonably necessary in connection with performing its obligations or exercising its rights under this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each Party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information relating to information developed pursuant to this Agreement to any Person with whom such Party has, or is proposing to enter into, a business relationship, as long as such Person has entered into a confidentiality agreement with the Party proposing such disclosure on terms no less burdensome than set forth herein. Each Party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.

7.2    Permitted Disclosures. The confidentiality obligations contained in Section 7.1 shall not apply to the extent that (a) any receiving Party (the “Recipient”) is required (i) to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other Party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other Party hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the other Party; or (iv) the disclosed information was independently developed by the Recipient without use of the Confidential Information disclosed by the other Party. In the event that a Recipient is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that any such Recipient will provide the disclosing Party with prompt notice of such request(s) so that disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the confidentiality provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or the disclosing Party grants a waiver hereunder, the applicable Recipient may furnish that portion (and only that portion) of the Confidential Information which the applicable Recipient is legally compelled to disclose and will exercise reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

7.3    Licensor’s Confidential Information. As used herein in connection with Licensor’s disclosures to Licensee hereunder, the term Confidential Information shall be additionally construed to mean any information relating to the business or affairs of Licensor which is not generally known to the public, including, but not limited to, product or business plans, improvements and developments, Licensor financial statements, customer and potential customer identities, names and qualifications of Licensor employees and suppliers, pricing methodologies and profit margins, competitive bids, business or acquisition strategies, internal company and product methodologies and analyses, inventions, copyrightable work or other proprietary information used or developed by Licensor in connection with its business, and the existence and terms of this Agreement.

7.4    Licensee’s Introduced Parties. Until three (3) years after the later to occur of the termination or other expiration of this Agreement, and except in collaboration with or with the prior express written consent of Licensee, Licensor shall not, directly or indirectly, (i) enter into any transaction with any parties introduced or identified by Licensee to Licensor (each, an “Introduced Party”) similar to, in competition with, or which otherwise could have the effect of preventing Licensee from receiving the full benefit of, the transactions contemplated by this Agreement; (ii) solicit any Introduced Party to enter into any such transactions; or (iii), induce, solicit, procure, or otherwise encourage its representatives or any third party, or respond to any solicitation from any of the same, to enter into any such transactions. Notwithstanding anything stated herein, neither Licensor, nor any of its successors, assigns, affiliates, officers, directors, employees, agents, or representatives, shall directly or indirectly contact, solicit, and/or engage in discussions, negotiations, agreements, contracts, or other transactions with Introduced Parties without the express written consent of Licensee.

Section 8. Patents

8.1    Licensor Patent Rights. For avoidance of doubt, Licensor shall have the obligation to prepare, file, prosecute, and maintain all Patents that (a) are Controlled by Licensor as of the Effective Date or (b) come into Licensor’s Control during the Term; provided, however, that, notwithstanding anything stated herein to the contrary, Licensee shall have the right to directly control, at its own cost, the preparation, filing, prosecution and maintenance of any or all Patents within the Licensor Patent Rights (including control over whether any Patent(s) are filed on Licensed IP), upon provision of prior written notice stating Licensee’s election to do so under this Section 8.1. Upon receipt of such written notice, Licensor shall execute, acknowledge and deliver all such further instruments, and to do all such other acts as may be reasonably necessary or appropriate in order to carry out the intent and purpose of this Section 8.1. Licensee shall thereafter give Licensor an opportunity to review and comment on the text of each patent application subject to this Section 8.1 before filing, and shall supply Licensor with a copy of such patent application as filed, together with notice of its filing date and serial number. Licensee shall give due regard to such comments and adopt them unless unreasonable to do so. Licensor shall reasonably cooperate with Licensee, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of all patents and other filings referred to in this Section 8.1. If Licensee fails to take action in respect of the preparation, filing, prosecution and maintenance of Patents within the Licensor Patent Rights and such that there is imminent risk of loss of rights, Licensor, as its sole and exclusive remedy in any such event, shall be entitled, but not obligated, to assume the sole control, at its sole expense, of such preparation, filing, prosecution and maintenance and shall have such rights as are granted pursuant to this Section 8.1.1 to Licensee prior to its failure to act, which, for avoidance of doubt, shall not be deemed to be a basis for termination hereof.

8.2    No Transfer of Ownership. For the avoidance of doubt, nothing in this Agreement shall be construed as transferring from Licensor to Licensee any ownership rights in Patents within the Licensor Patent Rights.

Section 9. Indemnification

9.1    Licensor Indemnification. Licensor will indemnify, defend and hold harmless Licensee and its Affiliates and each of Licensee’s and its Affiliates respective officers, directors, employees, agents, successors, and assigns (the “Licensee Indemnitees”) against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from: (a) Licensor’s breach of any representation, warranty, covenant, or obligation under this Agreement; (b) the fraud, willful misconduct or grossly negligent acts of Licensor or any of its Affiliates in the performance of this Agreement; and (c) any violation of applicable Laws by any Licensor Indemnitee in connection with the performance of this Agreement; excluding, in each case ((a), (b), and (c)), any damages or other amounts for which Licensee has an obligation to indemnify any Licensor Indemnitee pursuant to Section 9.2.

9.2    Licensee Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, and each of Licensor’s and its Affiliates’ respective officers, directors, employees, agents, successors, and assigns (the “Licensor Indemnitees”) against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from (a) Licensee’s breach of any representation, warranty, covenant, or obligation under this Agreement, or (b) use by Licensee or its Sublicensee or any of the foregoing Persons’ respective transferees of Licensed IP, (c) any use, sale, transfer, or other disposition by Licensee or its Sublicensee or any of the foregoing Persons’ respective transferees of Licensed Products or any other products made by use of Licensed IP, (d) the fraud, willful misconduct or grossly negligent acts of Licensee or any of its Affiliates in the performance of this Agreement, or (e) any violation of applicable Law by any Licensee Indemnitee in connection with the performance of this Agreement; excluding, in each case ((a), (b), (c), (d) and (e), any damages or other amounts for which Licensor has an obligation to indemnify any Licensee Indemnitee pursuant to Section 9.1.

9.3    Indemnification Procedure. The Party claiming indemnity under this Section 9 (the “Indemnified Party”) Licensor shall promptly notify the Party from whom indemnity is being sought (the “Indemnifying Party”) in writing after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (the “Action”) and cooperate with the Indemnifying Party at Indemnifying Party’s sole cost and expense. Indemnifying Party shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to the Indemnified Party to handle and defend the Action, at Indemnifying Party’s sole cost and expense. Indemnifying Party shall not settle any Action in a manner that adversely affects the rights of Indemnified Party or its Affiliates without Indemnified Party’s or its Affiliates’, respectively, prior written consent, which consent may not be unreasonably withheld, conditioned, or delayed. Indemnified Party’s or its Affiliates’ failure to perform any obligations under this Section will not relieve Indemnifying Party of its obligation under this Agreement except to the extent Indemnifying Party can demonstrate that it has been materially prejudiced as a result of the failure. Indemnified Party and its Affiliates may participate in and observe the proceedings at their own cost and expense with counsel of their own choosing.

9.4    Exclusion of Consequential and Other Indirect Damages. TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9.4 IS INTENDED TO OR WILL LIMIT OR RESTRICT (a) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9, (b) DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR (c) DAMAGES AVAILABLE TO A PARTY FOR A BREACH BY THE OTHER PARTY OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 7.

Section 10. Miscellaneous

10.1    Notices. Unless otherwise set forth in this Agreement, any notice required or permitted to be given by any Party herein to another Party shall be sent by facsimile or mailed by a recognized courier service such as Federal Express and addressed as follows or addressed to the other Party at such other address as such Party shall hereafter furnish to the other Parties in writing.

10.2    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada, U.S.A. without regard to its otherwise applicable conflicts of laws rules. Any dispute arising under, relating to or in connection with this Agreement or related to any matter which is the subject of or incidental to this Agreement, after application of this section, shall be subject to the exclusive jurisdiction and venue of the state and federal courts in Nevada. The parties submit to the exclusive jurisdiction of these courts for the purpose of any such action or proceeding, and this submission cannot be revoked. The parties understand that they are surrendering the right to bring litigation against one another outside the state of Nevada.

10.3    Specific Performance. The Parties hereto recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, such remedy shall be in addition to any other remedies available at law or equity.

10.4    Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been part of this Agreement.

10.5    Waiver. All waivers of any rights or breach hereunder must be in writing to be effective, and no failure to enforce any right or provision shall be deemed to be a waiver of the same or other right or provision on that or any other occasion.

10.6    Further Assurances. The Parties agree to execute, acknowledge and deliver all such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

10.7    Succession. This Agreement will bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.8    Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes any prior or contemporaneous agreements between the Parties, with respect to the subject of this Agreement. The Parties will be bound only by a writing that memorializes this Agreement and which is signed by an authorized representative of each Party.

10.9    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10    Force Majeure. A Party will not be in default by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to any circumstance or cause beyond its reasonable control, including strikes, labor disputes, civil disturbances, riot, rebellion, invasion, epidemic, hostilities, war, terrorist attack, embargo, natural disaster, acts of God, flood, fire, sabotage, fluctuations or non-availability of electrical power, heat, light, air conditioning.

10.11    Licenses of Intellectual Property; Embodiments of Intellectual Property. All rights and licenses granted under or pursuant to this Agreement directly or indirectly to Licensee are, and shall otherwise be deemed to be, for the purpose of Section 365(n) of Title 11 of the United States Code, as amended (such Title 11 being the “Bankruptcy Code”), licensees of “intellectual property” and rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. Each Party hereby acknowledges that the Licensed IP, including tangible or electronic embodiments thereof, constitute embodiments of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and Licensor (on behalf of itself and its Affiliates) hereby grants to Licensee a right of access and right to obtain possession of and to benefit from such embodiments prior to and in the event of any Rejection of this Agreement in any case or proceeding under the Bankruptcy Code. Licensor (on behalf of itself and its Affiliates) agrees not to interfere with Licensee’s exercise, pursuant to Section 365(n) of the Bankruptcy Code, of rights and licenses to intellectual property licensed hereunder and embodiments thereof and agrees to use reasonable efforts, at the others expense, to assist the other to obtain such intellectual property and embodiments thereof in the possession or control of third parties as reasonably necessary for the other to exercise, pursuant to Section 365(n) of the Bankruptcy Code, such rights and licenses. All of the rights of Licensee will be deemed to exist prior to and immediately before the occurrence of any bankruptcy case in which Licensor is a debtor. The Parties hereto agree that Licensee, as licensee of rights granted in this Agreement, shall retain and may fully exercise all their rights and remedies and elections under the Bankruptcy Code. The Parties hereto further agree that, in the event that any case or proceeding shall be instituted by or against Licensor or its Affiliates seeking to adjudicate Licensor or its Affiliates as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, Licensee shall have the right to retain and enforce their rights under this Agreement. Without limiting the foregoing, the Parties acknowledge that the rights, licenses and releases granted pursuant to this Agreement, to the maximum extent permitted by law, will not be affected by the Rejection of this Agreement, and will continue subject to the terms and conditions of this Agreement. In the event that this Agreement is intended to be rejected or deemed rejected under the Bankruptcy Code (a “Rejection”), the debtor Party will provide not less than twenty-one (21) days’ prior written notice of its intention to reject to the non-debtor Party. To the extent any rights under this Agreement are determined by a bankruptcy court not to be “intellectual property” rights for purposes of Section 365(n) of the Bankruptcy Code, all of such rights will nonetheless remain vested in and fully retained by the non-debtor Party after any such Rejection.

10.12    Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither Party has authority to contract for or bind the other party in any manner whatsoever.

10.13    Assignment. Neither Party may assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without the other Party’s prior written consent, which consent the other Party may not unreasonably withhold, condition, or delay, except that a Party may make such an assignment without the other Party’s consent to (a) an Affiliate (so long as such entity remains an Affiliate and provided that such Party shall remain responsible for the performance of, and remain primarily liable under, this Agreement notwithstanding such assignment) or (b) to a successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets, reorganization or other transaction. The assigning Party shall give written notice to the other Party promptly (and in any event within ten (10) days) following any such assignment or transfer. Any permitted assignee of rights or obligations hereunder will, in a writing to the non-assigning Party, expressly assume performance of such rights or obligations (and in any event, any Party assigning this Agreement to an Affiliate will remain bound by the terms and conditions hereof). No delegation or other transfer will relieve a Party of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this section is void. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

- SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties have duly executed, or caused their duly authorized representative, to execute this License Agreement.

COMSTOCK FUELS CORPORATION

By:	/s/ Kevin Kreisler
Name:	Kevin Kreisler
Title:	Chief Technology Officer

GRESHAM’S EASTERN (PVT) LTD.

By:	/s/ Mr. Mian Suhail Husain
Name:	Mr. Mian Suhail Husain
Title:	Chief Executive Officer

[SIGNATURE PAGE TO MASTER LICENSE AGREEMENT]

SCHEDULE A

LICENSED IP

Any United States and foreign patents which otherwise issue from, the Licensed Patent Rights will be added to this Schedule A upon filing by mutual written agreement of the Parties. For avoidance of doubt, Licensed Patent Rights shall also include divisions, continuations (excluding continuations-in- part claiming new subject matter), reissues and re-examinations of the patents and patent applications as they arise.

CFC No.	Country	Title	Patent/Patent Application No.	Filing/Issue Date

This Schedule A may additionally be amended after the Effective Date hereof to include Developments and other additions and amendments to the Licensed IP, subject to compliance with applicable regulations and laws.

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION. THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT, OR IN EVENT OF BREACH OF ANY PROVISION OF THIS AGREEMENT BY EITHER PARTY, TO THOSE DEEMED NECESSARY BY THE NON- BREACHING PARTY TO ENFORCE THE NON-BREACHING PARTY’S RIGHTS UNDER THE AGREEMENT.

COMSTOCK FUELS CORPORATION		GRESHAM’S EASTERN (PVT) LTD.

By:	/s/ Kevin Kreisler	By:	/s/ Mr. Mian Suhail Husain
Name:	Kevin Kreisler	Name:	Mr. Mian Suhail Husain
Title:	Chief Technology Officer	Title:	Chief Executive Officer
Date:	2/12/2025	Date:	2/11/2025

SCHEDULE B

MPS AND MPS MILESTONES

MPS. Intentionally omitted pending compliance with Section 3.2 hereof.

MPS Milestones. Licensee shall use commercially reasonable efforts to bring the Licensed Products to market though a thorough, vigorous and diligent commercialization program, which program shall include but not be limited to developing, financing, building, and managing one or more of the Licensed Facilities to produce Licensed Products with the Licensed Process in the Field of Use and the Territory, including, without limitation, by causing the execution and timely performance of Site License Agreements by Licensed Producers for each named Licensed Facility stated herein. In partial satisfaction of such obligations, Licensee represents and warrants that it will invest in the development of projects to produce the Licensed Products by committing Licensee’s resources, at a minimum, to the following requirements:

Number	Milestone	Start Date	Completion Date
1.0	Development Milestones
1.1	All Project Agreements for Demonstration Facility.	Effective Date	June 30, 2025
1.2	Engineering for Demonstration Facility.	Effective Date	August 31, 2025
1.3	Financing for Demonstration Facility.	Effective Date	October 31, 2025
1.4	Construction of Demonstration Facility.	November 30, 2025	March 31, 2027
1.5	Commissioning of Demonstration Facility.	April 30, 2027	October 31, 2027
1.6	Three Months of Continuous Production at Nameplate.		October 31, 2027
1.7	Scale-Up Trigger.		April 30, 2028
1.8	Commissioning of Portland Facility at Nameplate.		June 30, 2030
1.9	Commissioning of Second Licensed Facility at Nameplate.		June 30, 2031
1.10	Commissioning of Third Licensed Facility at Nameplate.		June 30, 2032
1.11	Commissioning of Fourth Licensed Facility at Nameplate.		June 30, 2033
1.12	Commissioning of Fifth Licensed Facility at Nameplate.		June 30, 2034
2.0	Market Milestones
2.1	Commissioning of Licensed Facility in Pakistan		June 30, 2030
2.2	500,000 MTPY Total Production of Licensed Facilities		June 30, 2031
2.3	1,000,000 MTPY Total Production of Licensed Facilities		June 30, 2032
2.3	1,500,000 MTPY Total Production of Licensed Facilities		June 30, 2033
2.4	2,000,000 MTPY Total Production of Licensed Facilities		June 30, 2034
2.5

If the actual completion dates for any MPS Milestone occurs earlier than the stated completion dates above (“Unused Task Buffer”), then the stated completion dates for each subsequent interdependent milestone shall be reduced by the applicable Unused Task Buffer. Progress and substantiation of the satisfaction of the foregoing development and commercialization requirements shall be provided to Licensor in the form of a report to be presented in writing no later than thirty (30) days from the end of each calendar year hereunder. This Schedule B may additionally be amended after the Effective Date hereof to include modifications upon execution by the parties below.

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION. THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT, OR IN EVENT OF BREACH OF ANY PROVISION OF THIS AGREEMENT BY EITHER PARTY, TO THOSE DEEMED NECESSARY BY THE NON- BREACHING PARTY TO ENFORCE THE NON-BREACHING PARTY’S RIGHTS UNDER THE AGREEMENT.

COMSTOCK FUELS CORPORATION		GRESHAM’S EASTERN (PVT) LTD.

By:	/s/ Kevin Kreisler	By:	/s/ Mr. Mian Suhail Husain
Name:	Kevin Kreisler	Name:	Mr. Mian Suhail Husain
Title:	Chief Technology Officer	Title:	Chief Executive Officer
Date:	2/12/2025	Date:	2/11/2025

SCHEDULE C

SDS 001 AND SDS 001 MILESTONES

SDS 001. Intentionally omitted pending compliance with Section 3.2 hereof.

SDS 001 Milestones. Licensee shall use commercially reasonable efforts to assist and cause Licensed Producer to bring the Licensed Products to market though a thorough, vigorous and diligent commercialization program, which program shall include but not be limited to producing and selling Licensed Products solely at each corresponding Licensed Facility in the Field of Use in the Territory. In partial satisfaction of such obligations, Licensee represents and warrants that it will invest in the development of the Demonstration Facility and Portland Facility to produce the Licensed Products by committing Licensee’s resources, at a minimum, to the following requirements:

Number	Milestone	Start Date	Completion Date
1.1	Project Agreements for Demonstration Facility.	Effective Date	June 30, 2025
1.2	Engineering for Demonstration Facility.	Effective Date	August 31, 2025
1.3	Financing for Demonstration Facility.	Effective Date	October 31, 2025
1.4	Construction of Demonstration Facility.	November 30, 2025	March 31, 2027
1.5	Commissioning of Demonstration Facility.	April 30, 2027	October 31, 2027
1.6	Three Months of Continuous Production at Nameplate.		October 31, 2027
1.7	Scale-Up Trigger.		April 30, 2028
1.8	Commissioning of Portland Facility at Nameplate.		June 30, 2030

If the actual completion dates for any SDS 001 Milestone occurs earlier than the stated completion dates above (“Unused Task Buffer”), then the stated completion dates for each subsequent interdependent milestone shall be reduced by the applicable Unused Task Buffer. Progress and substantiation of the satisfaction of the foregoing development and commercialization requirements shall be provided to Licensor in the form of a report to be presented in writing no later than thirty (30) days from the end of each calendar year hereunder. This Schedule C may additionally be amended after the Effective Date hereof to include modifications upon execution by the parties below.

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION. THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT, OR IN EVENT OF BREACH OF ANY PROVISION OF THIS AGREEMENT BY EITHER PARTY, TO THOSE DEEMED NECESSARY BY THE NON- BREACHING PARTY TO ENFORCE THE NON-BREACHING PARTY’S RIGHTS UNDER THE AGREEMENT.

COMSTOCK FUELS CORPORATION		GRESHAM’S EASTERN (PVT) LTD.

By:	/s/ Kevin Kreisler	By:	/s/ Mr. Mian Suhail Husain
Name:	Kevin Kreisler	Name:	Mr. Mian Suhail Husain
Title:	Chief Technology Officer	Title:	Chief Executive Officer
Date:	2/12/2025	Date:	2/11/2025

SCHEDULE D

FORM OF SITE LICENSE AGREEMENT

SITE LICENSE AGREEMENT

This SITE LICENSE AGREEMENT (this “Agreement”), dated and effective as of [ - ], 2025 (“Effective Date”), is entered into by between COMSTOCK FUELS CORPORATION, with its office located at 4801 Gaillardia Parkway, Oklahoma City, Oklahoma 73142 (“Licensor”), and [ - ], having a registered address of [ - ] (“Licensee” and, together with Licensor, sometimes referred to individually herein as a “Party” and, collectively, as the “Parties”).

WHEREAS, Licensor owns and/or licenses certain intellectual properties comprising and relating to the conversion of lignocellulosic biomass into renewable fuels and renewable fuel intermediates (“Licensed IP”), including, without limitation, the patented, patent pending, and proprietary processes described in Schedule A hereto (“Background IP”), which generally involve (i) digestion and fractionation of lignocellulosic biomass, (ii) bioconversion of cellulose into ethanol (“Cellulosic Ethanol”), (iii) esterification of lignin and other derivatives into crude oil (“Bioleum Oil”), (iv) hydrodeoxygenation of Bioleum Oil to form hydrodeoxygenated Bioleum Oil (or “HBO”), (v) refining of Cellulosic Ethanol and/or HBO into gasoline, renewable diesel, sustainable aviation fuel, and/or other ASTM compliant renewable fuels (“Bioleum Fuels” and, together with Cellulosic Ethanol, Bioleum Oil, and HBO, the “Licensed Products”), and (vi) gas-to-liquids emissions capture and conversion into additional Bioleum Fuels, with yields exceeding 140 gallons per dry metric ton of feedstock on a gasoline gallon equivalent basis (“GGE”), depending on feedstock, content, site conditions, and other process parameters (collectively, “Licensed Process”).

WHEREAS, Licensee is a project development and management company that intends to develop one or more renewable energy projects, including a [ - ] metric ton per year (“MTPY”) facility located at [ - ] (“Licensed Facility”), with an initial capacity of 75,000 MTPY for the purpose of providing sufficient operational and other related information to confirm the scaling requirements for construction of the Licensed Facility at the nameplate capacity stated above (“Demonstration Facility”).

WHEREAS, Licensee has represented that it is negotiating a feedstock supply agreement (“Feedstock Agreement”), offtake agreement (“Offtake Agreement”) site development agreement (“Site Development Agreement”), engineering, procurement, and construction agreement (“EPC Agreement”), and sufficient employment, management, and related agreements for ongoing operations of the Demonstration Facility (“Operating Agreements” and, together with the Feedstock Agreement, Offtake Agreement, Site Development Agreement, and EPC Agreement, the “Development Documents”), for the Licensed Facility between Licensee and various third party entities (each, a “Producer Partner”).

WHEREAS, Licensee desires to obtain a site specific license to the Licensed IP for the purpose of using the Licensed Process to produce and sell Licensed Products solely at the Licensed Facility (“Site License”).

WHEREAS, Licensor is willing to grant the Site License on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing as well as the faithful performance by each Party hereto of the obligations and covenants herein contained on their part to be performed, the Parties hereto agree as follows:

Section 1. Definitions

Capitalized terms as used in this Agreement shall have the meanings set forth below:

Affiliate shall mean any Person directly or indirectly controlling, controlled by or under common control with the specified Party or Person. For purposes of this definition, the term control including the terms controlling, controlled by and under common control with means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

Control, Controls or Controlled means, with respect to any Patents or Know-How, the possession (whether by ownership, license or sublicense, other than by a license, sublicense or other right granted (but not assignment) pursuant to this Agreement) by a Party of the ability to assign or grant to the other Party the licenses, sublicenses or rights to access and use such Patents or Know-How as provided for in this Agreement, without (a) violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party would be required hereunder to grant such license, sublicense, or rights of access and use and (b) paying any consideration to any Third Party. Further notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any Patents or Know-How that are owned or in-licensed by an Acquirer or Person acquired by that Party (“Acquiree”) except (i) with respect to any such Patents or Know-How arising from active participation by employees or consultants of the Acquirer or Acquiree in the performance of this Agreement after such change of Control and (ii) to the extent that any such Patents or Know-How are used in the performance of this Agreement by or on behalf of the Party after such change of Control.

Cover, Covering or Covered with respect to a product or method, means that, but for a license granted to a Person under the Licensor Patent Rights, the manufacture, use, sale, offer for sale or importation of such product or practice of such method, in the relevant field and territory by or on behalf of such Person would infringe a Valid Claim or, in the case of a Patent that is a patent application, would infringe such Valid Claim if such Valid Claim was in an issued Patent.

Developments means all Intellectual Property made, invented, developed, created, conceived, or reduced to practice after the Effective Date solely by or jointly with Licensor, Licensee, one or more Affiliates, or other third parties.

Intellectual Property means any and all intellectual property and associated rights whether registered or unregistered including, without limitation: patents, patent applications, inventions (whether or not patentable and whether or not reduced to practice), utility models, industrial models, statutory invention registrations, invention disclosures, designs, design models, know- how, copyrights and associated rights, copyrightable works, copyright registrations, applications for copyright registration, mask works, mask work registrations, applications for mask work registration, trade secrets, Confidential Information, moral rights, computer software, data collections and databases, and any other intellectual property or proprietary rights eligible for protection under the laws of any country, state, or jurisdiction including registrations, applications, certificates of invention, divisionals, divisions, continuations, continuations-in-part, patents of addition, provisional applications, reissues, renewals, extensions, certificates of reexamination, foreign counterparts, international counterparts, and extensions of such rights, but exclusive of any trademarks.

Know-How means algorithms, analyses, analytical data, analytical procedures, apparatuses, applications, assays, assembly procedures, assumptions, business strategies and tactics, commercialization strategies and tactics, communications, compositions, computer code, computer models, concepts, conclusions, Confidential Information, controls, data, data collections, databases, derivations, descriptions, designs, devices, discoveries, drawings, embodiments, engineering, estimates, equations, experiences, experiments, experiment designs, failure points, financial models, forecasts, formulae, formulations, heuristics, hypotheses, ideas, identities, images, improvements, industrial models, information, inferences, ingredients, innovations, instructions, interpretations, inventions, invention disclosures, knowledge, manufacturing data and procedures, mask works, materials, mathematics, methods, micrographs, milestones, mixtures, models, moral rights, notes, objectives, observations, operations, patterns, photographs, plans, practices, predictions, presentations, procedures, process sheets, processes, products, programs, protocols, prototypes, rate limiting factors, recipes, records, reports, requirements, research, results, scaling requirements, services, sketches, skills, software, specifications, statistical models, submissions, substances, summaries, supplier and sourcing information, systems, technical information, techniques, technologies, tests, theories, tolerances, trade secrets, transcripts, trials, variables, videos, visualizations, and the like, in all cases, whether or not confidential, proprietary information related to or concerning trademarks, copyrights, and patents, in written, electronic or any other form, and all intellectual property rights pertaining thereto. Know-How may be communicated or subsist in any form or medium (tangible, intangible, oral, written, electronic, observational, or other), and shall include any of the foregoing types of information and data produced at least in part by artificial intelligence, such as large language models, generative adversarial neural networks, machine learning algorithms, deep learning frameworks, and any other forms of computational intelligence. The term Know-How shall also be construed to mean any and all Developments, whether conceived or reduced to practice solely or jointly with one or more Third Parties.

Licensed Facility shall have the meaning ascribed in the preamble to this Agreement, and any authorized continguous expansion thereof that (a) is Covered by a Valid Claim, or (b) otherwise uses or incorporates the Licensor Know-How.

Licensed Product(s) shall have the meaning ascribed in the preamble to this Agreement.

Licensed IP shall have the meaning ascribed in the preamble to this Agreement and, collectively, the Licensor Patent Rights and the Licensor Know-How, including, without limitation, products, services, systems, methods, materials, compositions, components, apparatuses, and/or processes.

Licensee Affiliate shall mean an Affiliate in which Licensee owns at least 51% of the Affiliate’s voting securities.

Licensor Know-How shall mean all Know-How that (a) is Controlled by Licensor as of the Effective Date or (b) comes into Licensor’s Control during the Term, in each case ((a) and (b)).

Licensor Patent Rights shall mean all Patents that (a) are Controlled by Licensor as of the Effective Date or (b) come into Licensor’s Control during the Term, in each case ((a) and (b)), including, without limitation, those patents and patent applications set forth in Schedule A hereto and any patents (including but not limited to any continuation, continued prosecution, continuation-in-part, division, reissue, extension, reexamination or substitution) that issue therefrom or otherwise claims priority thereto, and all foreign counterparts that issue therefrom or otherwise claim priority thereto.

Losses means all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.

Patents means patents and patent applications, including, without limitation, (i) all national, regional and international patents and patent applications, including provisional patent applications, (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications,

(iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents and design patents and certificates of invention,

(iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii), and (iii)), and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

Person means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

Related Party means, with respect to a Party, any of its Affiliates and permitted (sub)licensees.

Third Party means any Person other than the Parties and their respective Affiliates.

Valid Claim means (i) a claim of an issued and unexpired patent included within the Licensor Patent Rights, which has not been dedicated to the public, disclaimed, abandoned or held permanently revoked, unenforceable or invalid by a final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (ii) a pending claim of any pending Patent application is being prosecuted in good faith and that has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided that if a particular claim has not issued within seven (7) years of its priority date, it will not be considered a Valid Claim for purposes of this Agreement unless and until such claim is included in an issued or granted Patent, notwithstanding the foregoing definition.

Section 2. Grant of Master License

2.1    Scope of Grant. Licensor hereby grants, and Licensee hereby accepts, a NON- EXCLUSIVE right and license under the Licensed IP, for the sole purpose of developing, financing, building, and managing the Licensed Facility, and using the Licensed Process to produce and sell Licensed Products solely at the Licensed Facility (“Site License”). Licensee shall be entitled to register the herein granted Site License in the applicable patent registry, and Licensor shall assist with such registration to the extent necessary, including but not limited to by executing all documents necessary to this effect.

2.2    Disclosure of Know-How. Following the Effective Date, Licensor will promptly provide to Licensee any and all Licensor Know-How and other now- and hereinafter-existing Licensed IP and other reasonably necessary information, including without limitation all documentation, technical assistance, materials, and cooperation by appropriate employees of Licensor as Licensee may reasonably require, regardless of whether or not any such Licensed IP or information was developed by or jointly with Third Parties, in sufficient detail, whether reasonably requested by Licensee or not, to enable Licensee to perform this Agreement.

Section 3. Consideration

3.1    Producer Contribution. As part of the consideration payable to Licensor for its grant of the Site License hereunder, Licensee shall issue Licensor TWENTY PERCENT (20%) of Licensee’s fully-diluted equity on a post-money basis after completion of construction financing for the Licensed Facility and any scope expansion thereto (“Producer Equity”); provided, however, that Licensor and Licensee hereby agree that no distributions shall be payable to Licensor in connection with the Producer Equity until such time as the Licensed Facility achieves an annualized nameplace process feedstock capacity of 250,000 MTPY for at least three (3) consecutive months (“Commercial Threshold”), and the Licensed Facility’s total sales of Licensed Products is greater than [ - ] on a per gallon basis. Licensor’s entitlements to distributions under this Section 3.1 shall be enacted through the issue by Licensee of shares with rights that reflect the foregoing requirements.

3.2    Royalty Fees. Licensee shall pay to Licensor royalty fees in an amount equal to SIX PERCENT (6%) of the total sales of Licensed Products by the Licensed Facility (“Royalty Fees”); provided, however, that the Royalty Fees shall equal THREE PERCENT (3%) of the total sales of Licensed Products by the Licensed Facility until such time as the Licensed Facility achieves an annualized nameplace process feedstock capacity of 250,000 MTPY for at least three (3) consecutive months. Notwithstanding anything to the contrary in this License Agreement, the Royalty Fees due are not consideration for any services that may be provided to Comstock by Licensor nor are such Royalty Fees refundable in any manner or otherwise subject to reduction or setoff of any kind, including for any breach by Licensor hereunder or any breach by Licensor of any other agreement with Comstock or any other reason.

3.3    Engineering Fees. Licensor shall provide Licensee with engineering support services (“Engineering Support”) according to the scope defined in Schedule C hereto (“Engineering Scope of Work”) in exchange for an amount equal to to SIX PERCENT (6%) of Licensee’s total construction costs (“Engineering Fees”); provided, however, that the Engineering Fees shall equal THREE PERCENT (3%) of Licensee’s total construction costs if the Licensed Facility’s annualized nameplace process feedstock capacity is less than 250,000 MTPY. Licensee shall make an initial payment of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) against the Engineering Fees within ten (10) days of the Effective Date hereof (“Phase 1 Engineering Fee”). Licensor shall thereafter complete and deliver or cause to be completed and delivered the first phase of engineering deliverables stated in the Engineering Scope of Work within ninety (90) days of its receipt of the Phase 1 Engineering Fee. The balance of the Engineering Fees shall be paid in three (3) equal installments: (i) after completion and delivery to Licensee of the second phase of engineering deliverables stated in the Engineering Scope of Work; (ii) after completion and delivery to Licensee of the remaining deliverables required for completion of final engineering Licensee’s third-party engineering, procurement, and construction contractor (“EPC Partner”); and (iii), after start-up and commencement of continuous operations of the corresponding Licensed Facility. Licensor shall provide or cause to be provided to Licensee and each EPC Partner necessary and sufficient engineering and related support services to ensure completion of all Engineering Support as defined in the Engineering Scope of Work.

3.4    Technical Support Services. Licensor shall provide technical and related development support to Licensee to facilitate the financing, construction, commissioning, and start-up for the Licensed Facility for no additional charge prior to the completion of start-up (“Technical Support”). After completion of start-up, Licensee shall pay Licensor a commercially reasonable technical support fee on the time and materials basis commencing at an hourly rate of TWO HUNDRED FIFTY DOLLARS ($250) per hour plus pre-approved expenses and excluding VAT (“Technical Support Fee”). Licensor personnel will be made available, with reasonable advanced planning and coordination between the Parties, to communicate with Licensee as required to provide the Technical Support, either off- or onsite as reasonably required. The hourly rate will increase each calendar year at a rate no more than the cost of inflation as determined by the Consumer Price Index (“CPI”). Any maintenance support services provided as part of the Technical Support hereunder shall be in a supporting role to Licensee’s personnel and shall be provided at the request and direction of Licensed Produer to assist Licensee in its ongoing operation and maintenance.

3.5    Site Development Schedules. Licensee shall use its best efforts to cooperate with Licensor in the completion of a site development schedule (“SDS”) within ninety (90) days of the Effective Date hereof, including, without limitation specific, measurable, achievable, relevant, and timely commercialization milestones (“MPS Milestones”) covering minimum sufficient development, financing, engineering, construction, commissioning, start-up, and operational requirements for the Licensed Facility. The SDS and SDS Milestones shall be executed by Licensor and Licensee and annexed to Schedule B of this Agreement, which shall be automatically incorporated by reference herein.

3.6    Scale-Up Trigger. The scope of the Site License and Licensed Facility will be initially limited to 75,000 MTPY (“Initial Capacity”) until such time as the Demonstration Facility has completed one year of continuous operations (“Scale-Up Trigger”), unless otherwise agreed to in writing by the Licensor. The Scale-Up Trigger is intended to ensure that sufficient operating data is obtained to de-risk the scale-up of the Licensed Process. After realization of the Scale-Up Trigger and Licensor’s review of the corresponding data, Licensor and Licensee shall, within 30 days of receiving Licensee’s written request, enter into a written amendment to the applicable Site License Agreement to confirm the scope expansion and increased authorized capacity for the corresponding Licensed Facility (“Authorized Capacity”). Acceleration of the Scale-Up Trigger may be possible since Licensor is simultaneously developing its own facilities with a similar approach to de-risk scale-up of the Licensed Process to at least 250,000 MTPY. Licensee acknowledges that continuous operations at that level may be required prior to scaling-up to greater capacities.

3.7    Management Services. Licensee shall be responsible for managing the Licensed Facility and producing the Licensed Products. However, if Licensee fails to produce Licensed Products according to the specifications, training, support materials, yields, qualities, and other performance standards provided by Licensor, or otherwise ceases operations for thirty (30) or more days due to one or more unscheduled shut-downs, then Licensor shall have the right, but not the obligation, exercisable in its sole and exclusive discretion, to either (i) directly manage or (ii) designate and direct management of the Licensed Facility to ensure continuous operations according to all applicable specifications and standards (“Management Services”). If Licensor exercises its rights under this section, then Licensor shall provide the Management Services in exchange for a monthly payment equal to ONE HUNDRED AND TEN PERCENT (110%) of the Company’s associated costs on a time and materials basis, and until such time as the Licensed Facility has achieved continuous production of Licensed Products according to the specifications, training, support materials, yields, qualities, and other performance standards provided by Licensor. For avoidance of doubt, the Management Services shall include an assessment of the causes and other circumstances under which the Licensee failed to produce the Licensed Products, and the implementation of reasonably necessary and sufficient planning, training, hiring, and/or other corrective actions to prevent recurrence. Licensee hereby agrees to use its best efforts to facilitate, support, communicate, and cooperate in connection with any exercise of this Section 3.7 by Licensor.

3.8    Payment Terms. All payments to be made by Licensee hereunder will be made in United States Dollars by wire transfer to such bank account as Licensor may designate. Licensee shall pay the Royalty Fees on or before the TENTH (10th) day of each calendar month following each month during the Term hereof. Licensor shall not send invoices for Royalty Fee payments due on the foregoing fixed schedule. Licensee agrees that it shall be responsible to make all payments in accordance with this Agreement. All other amounts payable hereunder shall be paid on a net thirty

(30) day basis from the date of Licensor’s invoice. If Licensee fails to make any payment to Licensor that may be required under this Agreement within the time period prescribed for such payment, then the unpaid amount shall bear interest at the rate of ONE POINT FIVE PERCENT (1.5%) per month, or other authorized statutory rate, if higher, from the date when the payment was due until payment in full, with interest, is made.

3.9    Statement. Each payment of Royalty Fees shall be accompanied by a written report showing in United States Dollars the amount of Royalty Fees due for such period (“Statement”), including the number of units and pricing for each Licensed Product on which Royalty Fees are owed to Licensor hereunder. If no amount is accrued in any calendar month during the Term hereof, the Statement shall include a statement to that effect will be furnished for any such calendar month. All Statements will be treated as Confidential Information of Licensee.

3.10    Records and Audit. Licensee shall maintain full and accurate electronic and physical accounts and records of all data necessary for the preparation of the Statements submitted and the calculation of Royalty Fees paid hereunder, including but not limited to a copy of the bill of lading for each shipment of Licensed Product (“Shipment”), a copy of Licensee’s invoice to the relevant purchaser for each Shipment, and a copy of any analytical data provided for each Shipment. Licensee shall retain all such records relating to each Royalty Fee payment made hereunder for a period of three (3) years after the date of each such payment. Licensor shall have the right to audit Licensee’s accounts and records solely pertaining to data necessary for the preparation of the Statements at Licensor’s sole expense, from time to time during normal business hours at the reasonable convenience of Licensee at the Licensed Facility. In the event an audit reveals a deficit in Royalty Fee amounts paid by Licensee greater than FIVE (5%) for the period covered by the audit, Licensee shall pay the cost of the audit.

3.11    Access and Telemetry. Licensee shall provide Licensor with reasonable physical access to the Licensed Facility and, Licensee shall, at its cost, supply and maintain a suitable, dedicated ethernet, phone line, or other continuous remote access link to the Licensed Facility to allow Licensor to remotely monitor use and performance of the Licensed IP, Licensed Process, and Licensed Facility, including, without limitation, to facilitate provision of Technical Support. Licensee shall maintain full and accurate electronic and physical accounts and records of all analytical and production data for each stage of the Licensed Process, including, without limitation, all physiochemical analyses for feedstocks, intermediates, products, co-products, emissions, effluent, and wastes (“Analytical and Production Data”). Licensee shall provide Licensor with a copy of any or all requested Analytical and Production Data in electronic and/or physical form within thirty (30) days of receiving of Licensor’s reasonable written request.

Section 4. Representations and Warranties

4.1    General. Licensor and Licensee hereby each represent and warrant that:

4.1.1.    such Party is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;

4.1.2    such Party has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

the Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms;

4.1.3    the execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound;

4.1.4    the Agreement does not violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

4.1.5    such Party is not aware of any action or petition, pending or otherwise, for bankruptcy or insolvency of it or any of its Affiliates or subsidiaries in any state, country or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business; and

4.1.6    such Party is expressly authorized to enter into the Agreement.

4.2     By Licensor. Licensor hereby represents and warrants that:

4.2.1    Licensor is the sole and exclusive owner of the entire right, title, and interest in and to the Licensed IP and has the right to grant the licenses granted herein;

4.2.2    except for the license to Licensee, the Licensed IP is not subject to any encumbrance, lien, license rights (including any covenant not to sue in respect thereto) or claim of ownership by any Third Party that would interfere with the rights granted under this Agreement;

4.2.3    during the Term, Licensor shall not knowingly and intentionally encumber or diminish the rights granted to Licensee under this Agreement with respect to Licensed IP to the extent exclusively licensed to Licensee under this Agreement;

4.2.4    to Licensor’s knowledge, the Licensed Patent Rights are being diligently prosecuted in accordance with applicable law, and the Licensed Patent Rights have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment prior to the Effective Date of this Agreement;

4.2.5    the conception, development, and reduction to practice of the Licensed IP existing as of the Effective Date has not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party and the Licensed Products and the Licensed IP do not infringe, misappropriate or otherwise violate, the intellectual property rights of any Third Party;

4.2.6    each Person who has or has had any rights in or to any Licensed Patent Rights, has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Licensed Patent Rights to Licensor, and Licensor licensed such rights to Licensee, pursuant to this Agreement;

4.2.7    the Licensed IP represents all intellectual property owned or controlled by Licensor and any of its Affiliates that is necessary/useful to exploit the Licensed Products;

4.2.8    the Licensed IP is sufficient to enable the manufacture of Licensed Products by or on behalf of Licensee; and

4.2.9    the Licensed IP, as far as Licensor is aware or should be aware, are not presently subject to any infringement and have not been subject to any infringement by any Third Party.

4.3    Disclaimers. OTHER THAN AS EXPLICITLY STATED IN THIS AGREEMENT, LICENSOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PRODUCTS AND LICENSED INTELLECTUAL PROPERTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 5. Term and Termination

5.1    Term. Unless otherwise terminated pursuant to this Agreement, the duration of the license granted under this Agreement shall commence on the Effective Date and continue for so long as there is (a) one or more unexpired Patents in the Licensor Patent Rights, or (b) Licensor Know- How (such period, the “Term”).

5.2    Termination for Cause. Either Party may terminate this Agreement in the event of a material breach of this Agreement by notice to the other Party setting forth the nature of the breach and a description of the facts underlying the breach sufficient to identify the breach. This Agreement shall terminate SIXTY (60) days from the date of receipt of such notice unless the breach is cured to the reasonable satisfaction of the non-breaching Party. Without limiting the generality of the foregoing, Licensee’s failure to pay any amounts due hereunder, shall constitute a material breach of this Agreement and, provided no cure is made within SIXTY (60) days after receipt of written notice by Licensee from Licensor of such breach, Licensor shall have the right to terminate this Agreement for such breach by providing written notice to Licensee. Licensee shall have no right to cease or suspend the payment of any amounts due hereunder during the pendency of any challenge (by Licensee or any Third Party) to the validity or enforceability of one or more of the Licensor Patent Rights.

5.3    Insolvency. If , any time during the Term, a Party (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (iii) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iv) makes or seeks to make a general assignment for the benefit of creditors; or (v) applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business, the other Party may terminate this Agreement upon written notice to the extent permitted under applicable law.

5.4    Licenses upon Termination for Cause. Upon termination pursuant to Sections 5.2 or 5.3, the licenses granted herein to Licensee shall survive termination, but only with respect of Licensed Facilities in existence at the time of such termination, in each case only for so long as Licensor continues to receive all payments required under Section 3.

5.5    Accrued Obligations. Upon termination of this Agreement for any reason, each of Licensor and Licensee shall remain liable for those obligations that accrued prior to the effective date of the termination. Licensee may, for a period of no longer than three (3) years after the effective date of termination, complete and sell any or all Licensed Facilities and Licensed Products that were in the process of construction or manufacture or in inventory on the effective date of the termination.

5.6    Survival. The rights and obligations of the Parties set forth in this Section 5.6 and Section 1 (Definitions), Section 5.4 (Licenses upon Termination for Cause), Section 7 (Indemnification), and Section 10 (Miscellaneous), and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

5.7    Challenging Licensed Patent Rights. Notwithstanding anything to the contrary hereunder, if Licensee or any of its affiliates, directly or indirectly, alone or in cooperation with any third party or parties, contests or in any way assists or cooperates with contesting one or more of the Licensed Patent Rights, or requests or assists with requesting an opposition or re-examination thereof anywhere in the world, Licensor shall have the right to terminate this License Agreement immediately on written notice to Licensee.

Section 6. Developments; Ownership

6.1    Ownership by Licensor. As between the Parties, Licensor shall own all right, title and interest in and to all Licensed IP and all Developments thereto, regardless of whether such Developments are made by Licensor, Licensee, any Affiliate of the foregoing, and/or jointly by one or more of the foregoing. If any such ownership interest shall become vested in Licensee by operation of law or otherwise, then Licensee shall assign, and hereby assigns, all such ownership interest to Licensor without further consideration, consistent with this Section 6.1.

6.2    Assignments. Licensor and Licensee each shall enter into (or shall have entered into) agreements with their respective employees and representatives providing that, to the extent permitted by applicable law, such employees and representatives shall assign (or be obligated to assign) to the Licensor or Licensee hereto which acts as their employer or applicable contracting party, the ownership and control of all inventions conceived or reduced to practice by such employees and representatives in the course of their employment for, or within the scope of the relevant relationship with, each Party hereto.

6.3    Developments are Licensed IP. For the avoidance of doubt, any Developments that are owned by Licensor pursuant to Section 6.1, shall be deemed Licensed IP and automatically included in Licensor Patent Rights or Licensor Know-How, as applicable.

Section 7. Confidentiality

7.1    Confidential Information. During the Term of this Agreement, and for a period of five (5) years following the expiration or earlier termination hereof, each Party shall maintain in confidence all information of the other Party that is disclosed by the other Party and identified as, or acknowledged to be, confidential at the time of disclosure (the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to those directors, officers, affiliates, employees, permitted (sub)licensees, permitted assignees and agents, consultants, or contractors, to the extent such disclosure is reasonably necessary in connection with performing its obligations or exercising its rights under this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each Party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information relating to information developed pursuant to this Agreement to any Person with whom such Party has, or is proposing to enter into, a business relationship, as long as such Person has entered into a confidentiality agreement with the Party proposing such disclosure on terms no less burdensome than set forth herein. Each Party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.

7.2    Permitted Disclosures. The confidentiality obligations contained in Section 7.1 shall not apply to the extent that (a) any receiving Party (the “Recipient”) is required (i) to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other Party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other Party hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the other Party; or (iv) the disclosed information was independently developed by the Recipient without use of the Confidential Information disclosed by the other Party. In the event that a Recipient is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that any such Recipient will provide the disclosing Party with prompt notice of such request(s) so that disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the confidentiality provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or the disclosing Party grants a waiver hereunder, the applicable Recipient may furnish that portion (and only that portion) of the Confidential Information which the applicable Recipient is legally compelled to disclose and will exercise reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

7.3    Licensor’s Confidential Information. As used herein in connection with Licensor’s disclosures to Licensee hereunder, the term Confidential Information shall be additionally construed to mean any information relating to the business or affairs of Licensor which is not generally known to the public, including, but not limited to, product or business plans, improvements and developments, Licensor financial statements, customer and potential customer identities, names and qualifications of Licensor employees and suppliers, pricing methodologies and profit margins, competitive bids, business or acquisition strategies, internal company and product methodologies and analyses, inventions, copyrightable work or other proprietary information used or developed by Licensor in connection with its business, and the existence and terms of this Agreement.

7.4    Licensee’s Introduced Parties. Until three (3) years after the later to occur of the termination or other expiration of this Agreement, and except in collaboration with or with the prior express written consent of Licensee, Licensor shall not, directly or indirectly, (i) enter into any transaction with any parties introduced or identified by Licensee to Licensor (each, an “Introduced Party”) similar to, in competition with, or which otherwise could have the effect of preventing Licensee from receiving the full benefit of, the transactions contemplated by this Agreement; (ii) solicit any Introduced Party to enter into any such transactions; or (iii), induce, solicit, procure, or otherwise encourage its representatives or any third party, or respond to any solicitation from any of the same, to enter into any such transactions. Notwithstanding anything stated herein, neither Licensor, nor any of its successors, assigns, affiliates, officers, directors, employees, agents, or representatives, shall directly or indirectly contact, solicit, and/or engage in discussions, negotiations, agreements, contracts, or other transactions with Introduced Parties without the express written consent of Licensee.

Section 8. Patents

8.1    Licensor Patent Rights. For avoidance of doubt, Licensor shall have the obligation to prepare, file, prosecute, and maintain all Patents that (a) are Controlled by Licensor as of the Effective Date or (b) come into Licensor’s Control during the Term; provided, however, that, notwithstanding anything stated herein to the contrary, Licensee shall have the right to directly control, at its own cost, the preparation, filing, prosecution and maintenance of any or all Patents within the Licensor Patent Rights (including control over whether any Patent(s) are filed on Licensed IP), upon provision of prior written notice stating Licensee’s election to do so under this Section 8.1. Upon receipt of such written notice, Licensor shall execute, acknowledge and deliver all such further instruments, and to do all such other acts as may be reasonably necessary or appropriate in order to carry out the intent and purpose of this Section 8.1. Licensee shall thereafter give Licensor an opportunity to review and comment on the text of each patent application subject to this Section 8.1 before filing, and shall supply Licensor with a copy of such patent application as filed, together with notice of its filing date and serial number. Licensee shall give due regard to such comments and adopt them unless unreasonable to do so. Licensor shall reasonably cooperate with Licensee, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of all patents and other filings referred to in this Section 8.1. If Licensee fails to take action in respect of the preparation, filing, prosecution and maintenance of Patents within the Licensor Patent Rights and such that there is imminent risk of loss of rights, Licensor, as its sole and exclusive remedy in any such event, shall be entitled, but not obligated, to assume the sole control, at its sole expense, of such preparation, filing, prosecution and maintenance and shall have such rights as are granted pursuant to this Section 8.1.1 to Licensee prior to its failure to act, which, for avoidance of doubt, shall not be deemed to be a basis for termination hereof.

8.2    No Transfer of Ownership. For the avoidance of doubt, nothing in this Agreement shall be construed as transferring from Licensor to Licensee any ownership rights in Patents within the Licensor Patent Rights.

Section 9. Indemnification

9.1    Licensor Indemnification. Licensor will indemnify, defend and hold harmless Licensee and its Affiliates and each of Licensee’s and its Affiliates respective officers, directors, employees, agents, successors, and assigns (the “Licensee Indemnitees”) against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from: (a) Licensor’s breach of any representation, warranty, covenant, or obligation under this Agreement; (b) the fraud, willful misconduct or grossly negligent acts of Licensor or any of its Affiliates in the performance of this Agreement; and (c) any violation of applicable Laws by any Licensor Indemnitee in connection with the performance of this Agreement; excluding, in each case ((a), (b), and (c)), any damages or other amounts for which Licensee has an obligation to indemnify any Licensor Indemnitee pursuant to Section 9.2.

9.2    Licensee Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, and each of Licensor’s and its Affiliates’ respective officers, directors, employees, agents, successors, and assigns (the “Licensor Indemnitees”) against all Losses arising out of or resulting from any third party claim, suit, action, or other proceeding related to or arising out of or resulting from (a) Licensee’s breach of any representation, warranty, covenant, or obligation under this Agreement, or (b) use by Licensee or its Sublicensee or any of the foregoing Persons’ respective transferees of Licensed IP, (c) any use, sale, transfer, or other disposition by Licensee or its Sublicensee or any of the foregoing Persons’ respective transferees of Licensed Products or any other products made by use of Licensed IP, (d) the fraud, willful misconduct or grossly negligent acts of Licensee or any of its Affiliates in the performance of this Agreement, or (e) any violation of applicable Law by any Licensee Indemnitee in connection with the performance of this Agreement; excluding, in each case ((a), (b), (c), (d) and (e), any damages or other amounts for which Licensor has an obligation to indemnify any Licensee Indemnitee pursuant to Section 9.1.

9.3    Indemnification Procedure. The Party claiming indemnity under this Section 9 (the “Indemnified Party”) Licensor shall promptly notify the Party from whom indemnity is being sought (the “Indemnifying Party”) in writing after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (the “Action”) and cooperate with the Indemnifying Party at Indemnifying Party’s sole cost and expense. Indemnifying Party shall immediately take control of the defense and investigation of the Action and shall employ counsel reasonably acceptable to the Indemnified Party to handle and defend the Action, at Indemnifying Party’s sole cost and expense. Indemnifying Party shall not settle any Action in a manner that adversely affects the rights of Indemnified Party or its Affiliates without Indemnified Party’s or its Affiliates’, respectively, prior written consent, which consent may not be unreasonably withheld, conditioned, or delayed. Indemnified Party’s or its Affiliates’ failure to perform any obligations under this Section will not relieve Indemnifying Party of its obligation under this Agreement except to the extent Indemnifying Party can demonstrate that it has been materially prejudiced as a result of the failure. Indemnified Party and its Affiliates may participate in and observe the proceedings at their own cost and expense with counsel of their own choosing.

9.4    Exclusion of Consequential and Other Indirect Damages. TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9.4 IS INTENDED TO OR WILL LIMIT OR RESTRICT (a) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 9, (b) DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR (c) DAMAGES AVAILABLE TO A PARTY FOR A BREACH BY THE OTHER PARTY OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 7.

Section 10. Miscellaneous

10.1    Notices. Unless otherwise set forth in this Agreement, any notice required or permitted to be given by any Party herein to another Party shall be sent by facsimile or mailed by a recognized courier service such as Federal Express and addressed as follows or addressed to the other Party at such other address as such Party shall hereafter furnish to the other Parties in writing.

10.2    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada, U.S.A. without regard to its otherwise applicable conflicts of laws rules. Any dispute arising under, relating to or in connection with this Agreement or related to any matter which is the subject of or incidental to this Agreement, after application of this section, shall be subject to the exclusive jurisdiction and venue of the state and federal courts in Nevada. The parties submit to the exclusive jurisdiction of these courts for the purpose of any such action or proceeding, and this submission cannot be revoked. The parties understand that they are surrendering the right to bring litigation against one another outside the state of Nevada.

10.3    Specific Performance. The Parties hereto recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, such remedy shall be in addition to any other remedies available at law or equity.

10.4    Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been part of this Agreement.

10.5    Waiver. All waivers of any rights or breach hereunder must be in writing to be effective, and no failure to enforce any right or provision shall be deemed to be a waiver of the same or other right or provision on that or any other occasion.

10.6    Further Assurances. The Parties agree to execute, acknowledge and deliver all such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the intent and purposes of this Agreement.

10.7    Succession. This Agreement will bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.8    Entire Agreement. This Agreement constitutes the entire agreement of the Parties, and supersedes any prior or contemporaneous agreements between the Parties, with respect to the subject of this Agreement. The Parties will be bound only by a writing that memorializes this Agreement and which is signed by an authorized representative of each Party.

10.9    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10    Force Majeure. A Party will not be in default by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to any circumstance or cause beyond its reasonable control, including strikes, labor disputes, civil disturbances, riot, rebellion, invasion, epidemic, hostilities, war, terrorist attack, embargo, natural disaster, acts of God, flood, fire, sabotage, fluctuations or non-availability of electrical power, heat, light, air conditioning.

10.11    Licenses of Intellectual Property; Embodiments of Intellectual Property. All rights and licenses granted under or pursuant to this Agreement directly or indirectly to Licensee are, and shall otherwise be deemed to be, for the purpose of Section 365(n) of Title 11 of the United States Code, as amended (such Title 11 being the “Bankruptcy Code”), licensees of “intellectual property” and rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. Each Party hereby acknowledges that the Licensed IP, including tangible or electronic embodiments thereof, constitute embodiments of such intellectual property pursuant to Section 365(n) of the Bankruptcy Code, and Licensor (on behalf of itself and its Affiliates) hereby grants to Licensee a right of access and right to obtain possession of and to benefit from such embodiments prior to and in the event of any Rejection of this Agreement in any case or proceeding under the Bankruptcy Code. Licensor (on behalf of itself and its Affiliates) agrees not to interfere with Licensee’s exercise, pursuant to Section 365(n) of the Bankruptcy Code, of rights and licenses to intellectual property licensed hereunder and embodiments thereof and agrees to use reasonable efforts, at the others expense, to assist the other to obtain such intellectual property and embodiments thereof in the possession or control of third parties as reasonably necessary for the other to exercise, pursuant to Section 365(n) of the Bankruptcy Code, such rights and licenses. All of the rights of Licensee will be deemed to exist prior to and immediately before the occurrence of any bankruptcy case in which Licensor is a debtor. The Parties hereto agree that Licensee, as licensee of rights granted in this Agreement, shall retain and may fully exercise all their rights and remedies and elections under the Bankruptcy Code. The Parties hereto further agree that, in the event that any case or proceeding shall be instituted by or against Licensor or its Affiliates seeking to adjudicate Licensor or its Affiliates as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, Licensee shall have the right to retain and enforce their rights under this Agreement. Without limiting the foregoing, the Parties acknowledge that the rights, licenses and releases granted pursuant to this Agreement, to the maximum extent permitted by law, will not be affected by the Rejection of this Agreement, and will continue subject to the terms and conditions of this Agreement. In the event that this Agreement is intended to be rejected or deemed rejected under the Bankruptcy Code (a “Rejection”), the debtor Party will provide not less than twenty-one (21) days’ prior written notice of its intention to reject to the non-debtor Party. To the extent any rights under this Agreement are determined by a bankruptcy court not to be “intellectual property” rights for purposes of Section 365(n) of the Bankruptcy Code, all of such rights will nonetheless remain vested in and fully retained by the non-debtor Party after any such Rejection.

10.12    Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither Party has authority to contract for or bind the other party in any manner whatsoever.

10.13    Assignment. Neither Party may assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without the other Party’s prior written consent, which consent the other Party may not unreasonably withhold, condition, or delay, except that a Party may make such an assignment without the other Party’s consent to (a) an Affiliate (so long as such entity remains an Affiliate and provided that such Party shall remain responsible for the performance of, and remain primarily liable under, this Agreement notwithstanding such assignment) or (b) to a successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets, reorganization or other transaction. The assigning Party shall give written notice to the other Party promptly (and in any event within ten (10) days) following any such assignment or transfer. Any permitted assignee of rights or obligations hereunder will, in a writing to the non-assigning Party, expressly assume performance of such rights or obligations (and in any event, any Party assigning this Agreement to an Affiliate will remain bound by the terms and conditions hereof). No delegation or other transfer will relieve a Party of any of its obligations or performance under this Agreement. Any purported assignment, delegation, or transfer in violation of this section is void. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

- SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties have duly executed, or caused their duly authorized representative, to execute this License Agreement.

COMSTOCK FUELS CORPORATION

By:
Name:	Kevin Kreisler
Title:	Chief Technology Officer

[ - ]

By:
Name	[ - ]
Title:	[ - ]

[SIGNATURE PAGE TO SITE LICENSE AGREEMENT]

SCHEDULE A LICENSED IP

Any United States and foreign patents which otherwise issue from, the Licensed Patent Rights will be added to this Schedule A upon filing by mutual written agreement of the Parties. For avoidance of doubt, Licensed Patent Rights shall also include divisions, continuations (excluding continuations-in- part claiming new subject matter), reissues and re-examinations of the patents and patent applications as they arise.

CFC No.	Country	Title	Patent/Patent Application No.	Filing/Issue Date

This Schedule A may additionally be amended after the Effective Date hereof to include Developments and other additions and amendments to the Licensed IP, subject to compliance with applicable regulations and laws.

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION. THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT, OR IN EVENT OF BREACH OF ANY PROVISION OF THIS AGREEMENT BY EITHER PARTY, TO THOSE DEEMED NECESSARY BY THE NON- BREACHING PARTY TO ENFORCE THE NON-BREACHING PARTY’S RIGHTS UNDER THE AGREEMENT.

COMSTOCK FUELS CORPORATION		[ - ]

By:		By:
Name:	Kevin Kreisler	Name:	[ - ]
Title:	Chief Technology Officer	Title:	[ - ]
Date:		Date:

SCHEDULE B

SDS 001 AND SDS 001 MILESTONES

SDS 001. Intentionally omitted pending compliance with Section 3.2 hereof.

SDS 001 Milestones. Licensee shall use commercially reasonable efforts to assist and cause Licensee to bring the Licensed Products to market though a thorough, vigorous and diligent commercialization program, which program shall include but not be limited to producing and selling Licensed Products solely at each corresponding Licensed Facility. In partial satisfaction of such obligations, Licensee represents and warrants that it will invest in the development of the Demonstration Facility and Portland Facility to produce the Licensed Products by committing Licensee’s resources, at a minimum, to the following requirements:

Number	Milestone	Start Date	Completion Date
1.0	Development Milestones
1.1	Project Agreements for Demonstration Facility.	Effective Date	June 30, 2025
1.2	Engineering for Demonstration Facility.	Effective Date	August 31, 2025
1.3	Financing for Demonstration Facility.	Effective Date	October 31, 2025
1.4	Construction of Demonstration Facility.	November 30, 2025	March 31, 2027
1.5	Commissioning of Demonstration Facility.	April 30, 2027	October 31, 2027
2.0	Production Milestones
2.1	Three Months of Continuous Production at Nameplate.		October 31, 2027
2.2	Scale-Up Trigger.		April 30, 2028
2.3	Commissioning of Portland Facility at Nameplate.		June 30, 2030

If the actual completion dates for any SDS 001 Milestone occurs earlier than the stated completion dates above (“Unused Task Buffer”), then the stated completion dates for each subsequent interdependent milestone shall be reduced by the applicable Unused Task Buffer. Progress and substantiation of the satisfaction of the foregoing development and commercialization requirements shall be provided to Licensor in the form of a report to be presented in writing no later than thirty (30) days from the end of each calendar year hereunder. This Schedule C may additionally be amended after the Effective Date hereof to include modifications upon execution by the parties below.

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION. THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT, OR IN EVENT OF BREACH OF ANY PROVISION OF THIS AGREEMENT BY EITHER PARTY, TO THOSE DEEMED NECESSARY BY THE NON- BREACHING PARTY TO ENFORCE THE NON-BREACHING PARTY’S RIGHTS UNDER THE AGREEMENT.

COMSTOCK FUELS CORPORATION		[ - ]

By:		By:
Name:	Kevin Kreisler	Name:	[ - ]
Title:	Chief Technology Officer	Title:	[ - ]
Date:		Date:

SCHEDULE C

ENGINEERING SCOPE OF WORK

Intentionally omitted pending compliance with Section 3.2 hereof.

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION. THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT, OR IN EVENT OF BREACH OF ANY PROVISION OF THIS AGREEMENT BY EITHER PARTY, TO THOSE DEEMED NECESSARY BY THE NON- BREACHING PARTY TO ENFORCE THE NON-BREACHING PARTY’S RIGHTS UNDER THE AGREEMENT.

COMSTOCK FUELS CORPORATION		[ - ]

By:		By:
Name:	Kevin Kreisler	Name:	[ - ]
Title:	Chief Technology Officer	Title:	[ - ]
Date:		Date: